EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-269296) and on Form S-8 (File Nos. 333-80839, 333-42068, 333-106430, 333-120802, 333-235973 and 333-261673) of The Goldman Sachs Group, Inc. of our report dated February 22, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 22, 2024